Exhibit 99.1

[GENAERA LOGO]

FOR IMMEDIATE RELEASE

Contact:

Genaera Corporation	The Trout Group/BMC Communications
Jennifer Bilotti	Jonathan Fassberg ext. 16 (investor inquiries)
(610) 941-4020	Brad Miles ext. 17 (media inquiries)
www.genaera.com	(212) 477-9007

Genaera Announces Management Appointments and Promotions

Plymouth Meeting, PA, July 26, 2004 /PRNewswire/ — Genaera Corporation (NASDAQ: GENR) today announced the following executive appointments and promotions:

•	John (Jack) L. Armstrong Jr., Executive Vice President, promoted to Chief Operating Officer (COO)

•	John J. McCloskey appointed to Vice President of Manufacturing

•	Laura Grablutz appointed to Executive Director of Regulatory Affairs

•	John A. Skolas, Chief Financial Officer, General Counsel, and Corporate Secretary promoted to Executive Vice President

•	Leanne Kelly, Controller and Director of Finance, promoted to Executive Director of Finance.

In his new role as COO, Mr. Armstrong will lead Project Management and all Quality functions, in addition to his current responsibilities for Manufacturing and Business Development.

“Jack brings a wealth of knowledge and experience to Genaera. He is ideally suited to help us achieve the aggressive goals we have set for our programs and Genaera’s growth” commented Roy C. Levitt, M.D., Chief Executive Officer. His expertise will be important to assure that our efforts translate into important new therapies for patients.”

Mr. Armstrong has over 36 years of experience in the pharmaceutical industry. Prior to joining Genaera in 2003, he served as CEO of Mills Biopharmaceuticals, a subsidiary of UroCor, Inc., and as Vice President of Business Development at UroCor. Mr. Armstrong was also President and Chief Operating Officer at Oread, Inc, a fully integrated contract research organization. Prior to that, he served in various executive positions, including as President of ENDO Laboratories, and President of the global manufacturing/quality division at DuPont Merck Pharmaceutical Company. Prior to that Mr. Armstrong served in numerous roles of increasing responsibility in manufacturing operations at Merck, Sharp and Dohme, Stuart Pharmaceuticals and Marion Merrell Dow.

Mr. McCloskey joins Genaera with over 30 years of pharmaceutical industry experience. John will lead all manufacturing activities including support for continued development and planning for commercialization of squalamine for the treatment of age related macular degeneration (“AMD”) as well as supporting the Company’s other development programs. Mr. McCloskey will report to Mr. Armstrong, Chief Operating Officer.

“John McCloskey is an industry veteran who has already made significant contributions to Genaera’s manufacturing programs in a consulting capacity since December of 2003” noted Jack Armstrong, Executive Vice President and Chief Operating Officer. “We are delighted to formalize John’s leadership of our manufacturing efforts as we advance our plans for late stage development and commercialization of squalamine for the treatment of wet AMD”.

Prior to joining Genaera, Mr. McCloskey held several positions of increasing responsibility at Bristol Myers-Squibb and DuPont Pharmaceuticals including financial analysis, new product planning, package engineering, analytical chemistry, procurement, and project management. Most recently, Mr. McCloskey has been president of his own consulting company.

Ms. Grablutz joins Genaera from Centocor, Inc. where she held several positions of increasing responsibility in Worldwide Regulatory Affairs. Ms. Grablutz’s 15 years of experience at Centocor spanned that company’s growth from a small company to its current status as a subsidiary of Johnson & Johnson. She will lead Genaera’s U.S. and International regulatory activities, a role previously filled by Ms. Angeline Shashlo, Senior Vice President of Regulatory Affairs, Quality Assurance and Project Management who is leaving Genaera to pursue other interests. Ms. Grablutz will report to Dr. Levitt, Chief Executive Officer.

“We welcome Laura with her broad and extensive regulatory skills to our management team as we prepare for Phase III clinical activities early next year with squalamine in wet AMD (age-related macular degeneration)”, commented Dr. Levitt.

Regarding Ms. Shashlo, Dr. Levitt commented, “On behalf of myself, the Board of Directors and the employees of Genaera, I want to thank Angie for her contributions to Genaera. Angie has worked very hard over the last two years to make Genaera successful and we wish her every success in her future endeavors.”

Mr. Skolas as Chief Financial Officer, General Counsel and Corporate Secretary, will lead Finance, Legal, Intellectual Property, Information Technology, and Human Resources.

“John has brought us extensive business, financial and legal expertise, coupled with an exceptional operations leadership background,” commented Dr. Levitt. “I am confident that John will continue to make very significant contributions to support Genaera’s development.”

Prior to joining Genaera, Mr. Skolas served as Chief Financial Officer at three development stage biotechnology companies, and served in various capacities, including five years as President, at EMI Group Inc., a subsidiary of EMI Group plc. Prior to joining EMI Group Inc., Mr. Skolas was a partner in a law firm. He holds a J.D. from the University of Wisconsin, an M.B.A. from Harvard Business School, and holds a CPA certificate from the Iowa Board of Accountancy.

Ms. Kelly has served as Controller and Director of Finance at Genaera since 2002 and served as Genaera’s Interim Chief Financial Officer in 2003.

Genaera Corporation is a biopharmaceutical company committed to developing medicines for serious diseases from genomics and natural products. Research and development efforts are focused on anti-angiogenesis and respiratory diseases. Genaera has three products in development addressing substantial unmet medical needs in major pharmaceutical markets. These include squalamine, an anti-angiogenesis treatment for eye disease and cancer; interleukin-9 antibody, a respiratory treatment based on the discovery of a genetic cause of asthma; and LOMUCIN™, a mucoregulator to treat the overproduction of mucus and secretions involved in many forms of chronic respiratory disease. For more information on Genaera, visit the company’s website at www.genaera.com.

This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, known and unknown. Forward-looking statements reflect management’s current views and are based on certain expectations and assumptions. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “believe”, “continue,” “develop,” “expect,” “plan” and “potential” or other words of similar meaning. Genaera’s actual results and performance could differ materially from those currently anticipated and expressed in these and other forward-looking statements as a result of a number of risk factors, including, but not limited to, the risk that clinical trials for Genaera’s product candidates, including squalamine, may not be successful; Genaera’s history of operating losses since inception and its need for additional funds to operate its business; the costs, delays and uncertainties inherent in scientific research, drug development, clinical trials and the regulatory approval process; the risk that Genaera may not obtain regulatory approval for its products, whether due to adequacy of the development program, the conduct of the clinical trials, changing regulatory requirements, different methods of evaluating and interpreting data, regulatory interpretations of clinical risk and benefit, or otherwise; Genaera’s reliance on its collaborators, in connection with the development and commercialization of Genaera’s product candidates; market acceptance of Genaera’s products, if regulatory approval is achieved; competition; general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industry; and the other risks and uncertainties discussed in this announcement and in Genaera’s filings with the U.S. Securities and Exchange Commission, all of which are available from the Commission in its EDGAR database at www.sec.gov as well as other sources. You are encouraged to read these reports. Given the uncertainties affecting development stage pharmaceutical companies, you are cautioned not to place undue reliance on any such forward-looking statements, any of which may turn out to be wrong due to inaccurate assumptions, unknown risks, uncertainties or other factors. Genaera does not intend (and it is not obligated) to publicly update, revise or correct these forward-looking statements or the risk factors that may relate thereto.